Draffin & Tucker, LLP
Certified Public Accountants

INDEPENDENT AUDITOR'S CONSENT

November 27, 2000

               We consent to the incorporation by reference into this Registration Statement of Southwest Georgia Financial Corporation on Form S-8 of our report dated January 26, 2000.

              We also consent to the filing of this opinion as an exhibit to the Registration Statement and reference to us under the headings "Experts" therein.

/s/ Draffin & Tucker LP
DRAFFIN & Tucker, LLP
Albany, Georgia

By:  /s/ William R. Rambo
         William R. Rambo, Partner